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                                                                       EXHIBIT 5


                                                               April 9, 1999


BankBoston Corporation
100 Federal Street
Boston, Massachusetts 02110


      Re: BANKBOSTON CORPORATION'S REGISTRATION STATEMENT ON FORM S-8 RELATING TO THE 1998 SHARED OPPORTUNITIES
               PROGRAM


      As General Counsel of BankBoston Corporation (the "Corporation") and BankBoston, N.A. (the "Bank"), I, and other attorneys in this office, have participated with the Corporation, its officers and officers of the Bank in the preparation for filing with the Securities and Exchange Commission (the "Commission") of a Registration Statement on Form S-8 (the "Registration Statement") covering 8,400,000 shares (the "Shares") of the Corporation's Common Stock, par value $1.00 per share, which Shares may hereafter be acquired by participants ("Participants") in the 1998 Shared Opportunities Program (the "Plan"). In connection with filing the Registration Statement, the rules and regulations of the Commission require my opinion, in my capacity as General Counsel of the Corporation, on the matters set forth below.

      In rendering this opinion, I, and other attorneys in this office working under my supervision, have examined and relied upon originals or copies, certified or otherwise, of all such corporate records, documents, agreements or other instruments of the Corporation, and have made such investigation of law and have discussed with the officers of the Corporation and the Bank such questions of fact as we have deemed necessary or appropriate. In rendering this opinion, I have relied upon certificates and statements of officers and directors of the Corporation and the Bank as to factual matters, and have assumed the genuineness of all documents submitted as copies.

      Based upon and subject to the foregoing, I am of the opinion that the Shares will be, upon the issuance thereof pursuant to the terms of the Plan, legally issued, fully paid and non-assessable.


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BankBoston Corporation                  - 2 -                    April 9, 1999


      I hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the use of my name in the Registration Statement under the caption "Interests of Named Experts and Counsel."


                                              Very truly yours,

                                              /s/ Gary A. Spiess
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                                              Gary A. Spiess
                                              General Counsel